BNP RESIDENTIAL PROPERTIES, INC.                                  Exhibit 99.1
301 South College Street - Suite 3850
Charlotte, North Carolina 28202

Contact: Philip S. Payne
         Chairman & Chief Financial Officer
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                        BNP RESIDENTIAL PROPERTIES, INC.
               ANNOUNCES FOURTH QUARTER AND 2003 OPERATING RESULTS


Charlotte, North Carolina
January 22, 2004

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the fourth quarter and year ended December 31, 2003.

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. BNP owns and operates 20 apartment communities containing a total of 4,859 apartments and provides third-party management services for 8 apartment communities containing a total of 2,061 apartments. In addition to the apartment properties, the Company owns 40 restaurant properties that are leased on a triple-net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc. is structured as an UPREIT or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

Operating Results:

                          See Tabular Information Below

Results of Operations

For the Quarter ended December 31, 2003

Funds from Operations: Funds from operations of the operating partnership for the fourth quarter of 2003 totaled $2.6 million, an increase of 22.4% compared to the fourth quarter of 2002. Funds from operations per common share was $0.34 for the fourth quarter of 2003 compared to $0.28 for the fourth quarter of 2002. (See also "Non-GAAP Information" below)

Funds Available for Distribution: Funds available for distribution for the fourth quarter of 2003 totaled $2.4 million, an increase of 15.9% compared to the fourth quarter of 2002. (See also "Non-GAAP Information" below)

Net income/(loss): Net income (before deduction for cumulative preferred dividend) for the fourth quarter of 2003 was $217,000 compared to net loss of $116,000 in 2002. On a diluted per share basis, income available to common shareholders was $0.00 for the fourth quarter of 2003 compared to a loss of $0.04 for the fourth quarter of 2002.

Revenues: Total revenue for the fourth quarter of 2003 was $11.4 million, an increase of 11.6% compared to the same period in 2002.

Apartments: Apartment rental revenue during the fourth quarter was $10.0 million, an increase of 12.3% compared to 2002. This increase was primarily attributable to the acquisition of two apartment communities in 2003. Average economic occupancy for all apartments was 95.2% for the fourth quarter of 2003 compared to 92.0% during the fourth quarter of 2002. Average monthly revenue per occupied unit for all apartments was $720 in the fourth quarter of 2003 compared to $728 in 2002.

On a same units basis, apartment revenue increased by 4.2% in the fourth quarter of 2003 as compared to the fourth quarter of 2002. This increase was the result of an increase in both average economic occupancy and average revenue per occupied unit. On a same units basis, average economic occupancy was 95.4% for the fourth quarter of 2003 compared to 92.1% in the fourth quarter of 2002. Average monthly revenue per occupied unit was $725 in the fourth quarter of 2003 compared to $721 in 2002.

Restaurants: Restaurant rental income for the fourth quarter of 2003 was $957,000, a 4.8% decrease from 2002. This decrease is the result of the sale of two restaurant properties during 2003. Same store sales at our restaurants increased by 12.7% in the fourth quarter of 2003. For the quarter, restaurant revenue represented 8.4% of total revenue as compared to 9.9% in the fourth quarter of 2002.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $11.2 million for the fourth quarter of 2003, an increase of 7.5% compared to 2002.

Apartment operations expense (the direct costs of on-site operations) was $4.1 million for the fourth quarter of 2003, an increase of 13.5% compared to 2002. The increase primarily reflects the addition of two apartment communities in 2003. Apartment operations expense represented 41.4% of related apartment rental income for the fourth quarter of 2003 compared to 40.9% in 2002. On a same units basis, apartment operations expense increased by 1.4% for the fourth quarter of 2003 as compared to the fourth quarter of 2002.

Interest expense for the quarter was $3.3 million in 2003, an increase of 1.3% compared to 2002.

Dividend: The Company paid common dividend distributions totaling $0.25 per share during the fourth quarter of 2003 and $0.31 in 2002. The Company paid preferred dividend distributions totaling $0.275 per share during the fourth quarters of both 2003 and 2002.

For the Year ended December 31, 2003

Funds From Operations: Funds from operations of the operating partnership totaled $9.3 million in 2003, a decrease of 6.9% compared to $10.0 million in 2002. Funds from operations per common share was $1.21 for 2003 as compared to $1.32 for 2002. (See also "Non-GAAP Information" below)

Funds Available for Distribution: Funds available for distribution totaled $7.9 million in 2003, a 10.8% decrease compared to 2002. (See also "Non-GAAP Information" below)

Net Income/(Loss): Net income (before deduction for cumulative preferred dividend) was $107,000 in 2003 compared to $1.2 million in 2002. On a diluted per share basis, income available to common shareholders was a loss of $0.09 for 2003 compared to income of $0.16 for 2002.

Revenues: Total revenue in 2003 was $42.7 million, an increase of 11.8% compared to 2002. Apartment related revenue (apartment rental revenue plus revenue from apartment management and investment activities) accounted for 90.8% of total revenue in 2003. Restaurant rental revenue was 9.2% of total revenue in 2003.

Apartments: Apartment rental revenue in 2003 was $37.5 million, an increase of 13.9% compared to 2002. The increase is primarily attributable to the acquisition of three apartment communities during 2002 and two apartment communities in 2003. Average economic occupancy for all apartments was 92.8% in both 2003 and 2002. Average monthly revenue per occupied unit for all apartments was $725 in 2003 compared to $733 in 2002.

On a same units basis, apartment revenue was flat. On a same units basis, average economic occupancy was 92.9% in 2003 compared to 92.8% in 2002. Average monthly revenue per occupied unit was $727 in 2003 compared to $730 in 2002.

Restaurants: Restaurant rental income in 2003 was $3.9 million, a decrease of 2.8% from 2002. This decrease was due to the sale of two restaurant properties during the year. Same store sales at our restaurant properties increased by 2.4% in 2003. For both 2003 and 2002, restaurant rental income was the minimum rent required under the lease.

Other Income: Management fee income for 2003 was $873,000, a decrease of 20.3% from 2002. This decrease is attributable to our acquisition of two previously managed properties in May 2002, as well as the termination of management contracts for several smaller properties in the first quarter of 2003.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $42.7 million in 2003, an increase of 16.6% compared to 2002.

Apartment operations expense was $15.5 million in 2003, an increase of 21.9% compared to 2002. The increase reflects the addition of three apartment communities during 2002, two apartment communities in 2003, and increases in compensation, contracted services and apartment turnover costs. Apartment operations expense represented 41.2% of related apartment rental income compared to 38.6% in 2002. On a same units basis, apartment operations expense increased 4.2% in 2003.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.

Apartment administrative expense (the costs associated with oversight, accounting and support of the Company's apartment management activities for both owned and third party properties) was $1.7 million in 2003 as compared to $1.4 million in 2002. Corporate administration expense was $2.2 million in 2003 compared to $2.0 million in 2002.

Depreciation and amortization totaled $10.4 million in 2003, an increase of 14.5% compared to 2002. This increase reflects property acquisitions in 2002 and 2003 as well as additions and replacements at other apartment communities.

Interest expense was $13.0 million in 2003, an increase of 13.5% compared to 2002. This increase was primarily attributable to the acquisition of three apartment communities during 2002 and two apartment communities during 2003.

Dividend: The Company paid common dividend distributions totaling $1.00 per share during 2003 and $1.24 during 2002. For 2003, 83.0% of the distribution was classified as non-taxable return of capital and 17.0% was ordinary taxable dividend income. The Company paid preferred dividend distributions totaling $1.10 per share during 2003 and 2002.

President's Statement: Results for 2003 were in line with our expectations. While 2003 was a difficult year, we saw significant improvement in apartment operations in the fourth quarter. For apartments owned for the full period in both years (same units), average economic occupancy for the fourth quarter of 2003 improved by 3.3%, from 92.1% in 2002 to 95.4%. At the same time, revenue per occupied unit improved from $721 per month in the fourth quarter of 2002 to $725 per month in the fourth quarter of 2003. This is the first time in several years that we have had simultaneous improvement in year-over-year quarterly comparisons for both same unit occupancy and monthly revenue per occupied unit.

The surprise of 2003 was the significant improvement in sales at our restaurant properties during the third and fourth quarters. On a same store basis, sales at our forty restaurant properties increased by 7.4% in the third quarter and 12.7% in the fourth quarter of 2003 as compared to the same periods in 2002. As a result, same store sales for the

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

year 2003 increased by 2.4% over 2002. These increases, which appear to be the result of the introduction of Hardee's new "Thickburger" menu and a revitalized advertising campaign, represent the first significant positive same store sales comparisons in over ten years. While this improvement in sales at the restaurant properties did not result in our receiving any rent beyond the specified minimum annual rent, it certainly raises the hope that Hardee's efforts to reinvigorate the concept may, at last, be taking hold. For us to begin to receive more than minimum rent, annual sales at our restaurant properties would need to improve by 10% over 2003 levels.

We are cautiously optimistic about our prospects for 2004. The past few years have been a very difficult period in which to operate apartments. It is simply too early to tell whether the improvement in apartment operations we saw during the fourth quarter is the beginning of an extended period of improving apartment operations. In any event, we have a portfolio of well-maintained, well-located apartment properties that, we believe, are positioned to take advantage of any improvement in the apartment markets.

Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the operating partnership level (i.e., before minority interest).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We calculate funds available for distribution as FFO plus non-cash expense for amortization and write-off of unamortized loan costs, less recurring capital expenditures. We believe that, together with net income and cash flows, funds available for distribution provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.

Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider funds from operations or funds available for distribution:

  o to be alternatives to net income as reliable measures of the company's operating performance, or
  o   to be alternatives to cash flows as measures of liquidity.

Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. Funds from operations and funds available for distribution do not represent cash flows from operating, investing or financing activities as defined by generally accepted accounting principles. Further, funds from operations and funds available for distribution as disclosed by other REITs might not be comparable to our calculation of funds from operations or funds available for distribution.

Additional Information: More information may be obtained by calling our corporate offices at (704) 944-0100 or on our web site at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2002.

BNP Residential Properties, Inc.
--------------------------------------------------------
Consolidated Statements of Operations and Financial Results (unaudited) All amounts in thousands, except per share data

                                                             Three months ended                      Twelve months ended
                                                                 December 31                             December 31
                                                          --------------------------     -------------------------------------------
                                                             2003         2002(1)           2003         2002(1)          2001(1)
                                                          --------------------------     -------------------------------------------
Revenues
Apartment rental income                                    $  9,987       $  8,896          $37,475        $32,890        $30,867
Restaurant rental income                                        957          1,005            3,908          4,021          4,053
Management fee income                                           194            256              873          1,095            529
Interest and other income                                       223             27              404            158            813
                                                          -----------    -----------     -----------    -----------    -------------
                                                             11,361         10,185           42,660         38,164         36,262
Expenses
Apartment operations                                          4,133          3,642           15,458         12,682         11,182
Apartment administration                                        558            434            1,711          1,364          1,107
Depreciation and amortization                                 2,775          2,557           10,361          9,050          8,424
Corporate administration                                        406            505            2,196          1,994          1,849
Interest                                                      3,283          3,241           13,000         11,452         11,100
Write-off of unamortized loan costs at refinance                  -              -                -             95            129
                                                          -----------    -----------     -----------    -----------    -------------
                                                             11,155         10,378           42,727         36,637         33,792
                                                          -----------    -----------     -----------    -----------    -------------
Income (Loss) before minority interest                          207           (193)             (66)         1,527          2,470
less minority interest in operating partnership                  10             77              174           (279)          (567)
                                                          -----------    -----------     -----------    -----------    -------------
Net income (loss)                                               217           (116)             107          1,248          1,902
less cumulative preferred dividend                             (250)          (126)            (661)          (323)            (3)
                                                          -----------    -----------     -----------    -----------    -------------
(Loss) Income available to Common Shareholders             $   (33)       $   (242)         $  (553)       $   925        $ 1,900
                                                          ===========    ===========     ===========    ===========    =============

Income (Loss) before minority interest                     $   207        $   (193)         $   (66)       $ 1,527        $ 2,470
less cumulative preferred dividend                            (250)           (126)            (661)          (323)            (3)
add depreciation                                             2,690           2,481           10,040          8,794          7,828
add amortization of management intangible                        -               -                -              -            406
                                                          -----------    -----------     -----------    -----------    -------------
Funds from operations                                      $  2,646       $  2,162          $ 9,313        $ 9,998        $10,702
                                                          ===========    ===========     ===========    ===========    =============

Funds from operations                                      $  2,646       $  2,162          $ 9,313        $ 9,998        $10,702
less recurring capital expenditures                            (379)          (207)          (1,731)        (1,484)        (1,324)
add amortization of deferred loan costs                          86             76              322            256            189
add write-off of unamortized loan costs at refinance              -              -                -             95            129
                                                          -----------    -----------     -----------    -----------    -------------
Funds available for distribution                           $  2,353       $  2,031          $ 7,904        $ 8,865        $ 9,696
                                                          ===========    ===========     ===========    ===========    =============

Per common share amounts - basic:
   Net income (loss)                                       $   0.04       $  (0.02)         $  0.02        $  0.22        $  0.33
                                                          ===========    ===========     ===========    ===========    =============
   Income (loss) available to common shareholders          $   0.00       $  (0.04)         $ (0.09)       $  0.16        $  0.33
                                                          ===========    ===========     ===========    ===========    =============
Per common share amounts - diluted:
   Net income (loss)                                       $   0.03       $  (0.03)         $ (0.01)       $  0.20        $  0.33
                                                          ===========    ===========     ===========    ===========    =============
   Income (loss) available to common shareholders          $   0.00       $  (0.04)         $ (0.09)       $  0.16        $  0.33
                                                          ===========    ===========     ===========    ===========    =============
   Funds from operations                                   $   0.34       $   0.28          $  1.21        $  1.32        $  1.44
                                                          ===========    ===========     ===========    ===========    =============



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


Consolidated Statements of Operations and Financial Results (unaudited) - continued
All amounts in thousands, except per share data

                                                        Three months ended                      Twelve months ended
                                                            December 31                             December 31
                                                     --------------------------     --------------------------------------------
                                                        2003         2002(1)           2003         2002(1)          2001(1)
                                                     --------------------------     --------------------------------------------
Weighted average shares and units outstanding:
   Preferred B shares and units                           909            455             601             293                2
                                                     ===========    ===========     ===========    ===========    ==============
   Common shares                                        5,897          5,820           5,868           5,787            5,717
   Operating Partnership minority units                 1,841          1,844           1,843           1,786            1,706
                                                     -----------    -----------     -----------    -----------    --------------
      Common shares and minority units                  7,738          7,664           7,711           7,573            7,423
                                                     ===========    ===========     ===========    ===========    ==============

We calculated basic and diluted per common share amounts using the following:

Numerators:
For basic per common share amounts -
   Net income (loss)                                   $  217        $  (116)        $   107         $ 1,248          $ 1,902
   less cumulative preferred dividend                    (250)          (126)           (661)           (323)              (3)
                                                     -----------    -----------     -----------    -----------    --------------
   (Loss) Income available to common
      shareholders - basic                             $  (33)       $  (242)        $  (553)        $   925          $ 1,900
                                                     ===========    ===========     ===========    ===========    ==============

For diluted per common share amounts -
   Income (Loss) before minority interest              $  207        $  (193)        $   (66)        $ 1,527          $ 2,470
   less cumulative preferred dividend                    (250)          (126)           (661)           (323)              (3)
                                                     -----------    -----------     -----------    -----------    --------------
   (Loss) Income available to common
      shareholders - diluted                           $  (43)       $  (319)        $  (727)        $ 1,204          $ 2,467
                                                     ===========    ===========     ===========    ===========    ==============

   Income (Loss) before minority interest              $  207        $  (193)        $   (66)        $ 1,527          $ 2,470
   less cumulative preferred dividend                    (250)          (126)           (661)           (323)              (3)
   add depreciation                                     2,690          2,481          10,040           8,794            7,828
   add amortization of management intangible                -              -               -               -              406
                                                     -----------    -----------     -----------    -----------    --------------
   Funds from operations                              $ 2,646        $ 2,162         $  9,313        $ 9,998          $10,702
                                                     ===========    ===========     ===========    ===========    ==============

Denominators:
 For basic per common share amounts -
    Weighted average common shares outstanding          5,897          5,820           5,868          5,787             5,717
 Effect of potentially dilutive securities:
    Convertible Operating Partnership units             1,841          1,844           1,843          1,786             1,706
    Stock options (2)                                       8              4               6              8                 3
                                                     -----------    -----------     -----------    -----------    --------------
 For diluted per share amounts -
    Adjusted weighted average common shares
       and assumed conversions                          7,747          7,668           7,717          7,581             7,426
                                                     ===========    ===========     ===========    ===========    ==============

(1) 2002 and 2001 amounts have been reclassified to conform to FAS 145 - the write-off of unamortized loan costs was previously reported as an extraordinary item, net of minority share
(2)  Includes only dilutive stock options.

BNP Residential Properties, Inc.
--------------------------------------------------
Consolidated Balance Sheets


                                                                                   December 31                 December 31
                                                                                      2003                        2002
                                                                             ------------------------    ------------------------
                                                                                   (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                                                       $     299,661,224            $    275,712,863
   Restaurant properties                                                             37,405,385                  39,158,921
                                                                             ------------------------    ------------------------
                                                                                    337,066,609                 314,871,784
   Less accumulated depreciation                                                    (56,052,569)                (49,448,825)
                                                                             ------------------------    ------------------------
                                                                                    281,014,040                 265,422,959
Cash and cash equivalents                                                               564,426                     884,316
Other current assets                                                                  3,308,127                   3,024,683
Notes receivable, net of reserve                                                        100,000                     100,000
Intangible related to acquisition of management operations, net                       1,115,088                   1,115,088
Deferred financing costs, net                                                         1,098,025                   1,175,684
                                                                             ------------------------    ------------------------
Total assets                                                                  $     287,199,706             $   271,722,730
                                                                             ========================    ========================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                         $     229,714,263             $   211,584,935
Accounts payable and accrued expenses                                                 1,408,659                   1,272,451
Deferred revenue and security deposits                                                1,343,999                   1,313,239
Deferred credit for interest defeasance, net                                            104,960                     333,376
                                                                             ------------------------    ------------------------
                                                                                    232,571,881                 214,504,001

Minority interest in Operating Partnership                                           15,894,909                  17,947,493
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized,
      909,090 shares issued and outstanding at December 31, 2003,
      454,545 shares issued and outstanding at December 31, 2002                     10,000,000                  5,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      5,907,133 shares issued and outstanding at December 31, 2003,
      5,831,077 shares issued and outstanding at December 31, 2002                       59,071                      58,311
   Additional paid-in capital                                                        71,473,473                  70,724,671
   Distributions in excess of net income                                            (42,799,628)                (36,511,746)
                                                                             ------------------------    ------------------------
Total shareholders' equity                                                           38,732,916                  39,271,236
                                                                             ------------------------    ------------------------
Total liabilities and shareholders' equity                                    $     287,199,706             $   271,722,730
                                                                             ========================    ========================


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